United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             September 16, 2008
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code(212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01     Other Events.

On September 16, 2008, Overseas Shipholding Group, Inc. (“OSG”) issued a press release providing an update on its share repurchase program. Since announcing a $250 million share repurchase program on June 9, 2008, OSG has repurchased approximately 2.1 million shares of the Company’s outstanding common stock at an average price of $70.90 per share, or $151 million, including 1,982,000 shares purchased during the quarter ending September 30, 2008. As of September 15, 2008, OSG had approximately 28.4 million shares outstanding.

Since authorizing a share repurchase program on June 9, 2006, OSG has repurchased 11.4 million shares, or 28.9% of total shares outstanding, at a total cost of approximately $765 million.

The specific timing and amount of share repurchases under the current share repurchase program is within management’s discretion and will vary based on market conditions, securities law limitations and other factors, including the Company’s blackout periods during which OSG and its insiders are prohibited from trading in the Company’s common shares. OSG’s blackout period typically begins two weeks prior to the end of a fiscal quarter, and for OSG continues until 24 hours following the public release of quarterly earnings. The share repurchase program may be suspended or discontinued at any time without prior notice.

A copy of the press release is attached to this Report as Exhibit 99.1 and is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

(d)      Press Release of OSG dated September 16, 2008.

Exhibit No.	Description
99.1	Press Release of OSG dated September 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: September 17, 2008	By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of OSG dated September 16, 2008